UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest events reported)	May 5, 2005
(May 5, 2005)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

333-32170	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[]    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01    Other Events

On April 1, 2005, PNM Resources, Inc. (the "Company") issued its proxy statement for its 2005 annual meeting of shareholders. The Company's 2005 proxy statement included the following table of Independent Auditor Fees for 2004:

Independent Auditor Fees

 Audit Fees for 2004

 The following table represents aggregate fees billed to the Company for fiscal year ended December 31, 2004 and 2003 by Deloitte & Touche LLP, the Company's principal accounting firm.

Fiscal Year Ended (in thousands)
	2004	2003
Audit Fees	$ 1,554	$ 988
Audit-related Fees (a)	$ 181	$ 145
Tax Fees (b)	$ 2,006	$ 660
All Other Fees	-	-
Total Fees (c)	$ 3,741	$ 1,793

(a)     Primarily financial accounting and reporting consultations.

(b)    Tax fees in 2004 represent a settlement of the 2000 engagement, a contingent fee arrangement related to tax planning opportunities and compliance issues, tax planning related to 2004 property tax issues and assistance in setting up procedures to comply with new reportable transaction regulations.

(c)     All fees have been approved by the Audit Committee.

 The Audit and Ethics Committee reviewed and approved in advance, all audit related and tax services and concluded that the provision of these services by Deloitte & Touche LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.  The Audit Committee preapproves all auditing services and all permitted non-audit services.  The Audit Committee also determined that, beginning March 31, 2002, the auditor of PNM Resources' books and records would not be eligible to provide consulting services for PNM Resources without prior approval of the Audit Committee.  Deloitte& Touche will not be allowed to provide any services prohibited by law.  Prior year audit and audit-related fees have been reclassified to conform to current year presentation.

The Company herewith provides the following additional information related to its 2004 Independent Auditor Fees:

The 2004 Tax Fees of $2,006,000 included approximately $757,000 for the settlement of a contingent fee related to tax planning issues prior to 2004.  After excluding the $757,000 contingent fee settlement from the 2004 Tax Fees, the adjusted Tax Fees would be $1,249,000 of adjusted Total Fees of $2,984,000, or 41.9%.  The Audit Committee and Deloitte & Touche LLP concluded that the contingent fee arrangement related to tax planning issues prior to 2004 was compatible with the maintenance of that firm's independence in the conduct of its auditing functions and was in compliance with independence standards established by the AICPA and with SEC requirements.    As a result of pronouncements in 2004 by the Chief Accountant of the SEC expressing a view about these types of arrangements different from that previously understood by the industry, the Audit Committee determined that the prior contingent fee arrangement should be transformed into a fixed fee arrangement that is consistent with the SEC's newly-expressed views.  As a result, 2004 fees include approximately $757,000 of fees paid in settlement of outstanding contingent tax arrangements with our auditors in order to comply with the new interpretation in addition to tax work performed in 2004 by Deloitte & Touche LLP.  The Company's management has determined that future recommendations to the Audit Committee will limit the tax work of its independent auditor to primarily tax preparation and compliance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: May 5, 2005	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)